UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2007

DUKE ENERGY CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Delaware	1-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina 28202-1904
(Address of Principal Executive Offices, including Zip code)

(704) 594-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.              Other Events

On January 31, 2007, Spectra Energy Corp (“Spectra Energy”) announced that it had settled its contract dispute with Citrus Trading Corporation (“Citrus”) and agreed to pay Citrus $100 million.  This litigation was a contingency matter of a subsidiary of Duke Energy Corporation (“Duke Energy”) on December 31, 2006, and as a result, Duke Energy will recognize a reserve as of December 31, 2006, in the amount of $100 million.  Duke Energy had previously announced in December 2006 that it had made a settlement offer related to this matter and would recognize a reserve of $45 million.  This contingency matter was assigned to Spectra Energy in connection with Duke Energy’s separation of Spectra Energy on January 2, 2007, and under the terms of the separation agreements, Spectra Energy bears the financial liability for the settlement.  As a result of the settlement and separation agreements, Duke Energy does not expect any future charges or other obligations related to this matter.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: January 31, 2007	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Senior Vice President and Controller